UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2006

                           ASTRATA GROUP INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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                Nevada                                000-32475                              84-1408762
    (State or other jurisdiction of           (Commission File Number)           (IRS Employee Identification No.)
    incorporation or organization)

         1801 Century Park East, Suite 1830, Los Angeles, California                        90067-2320
                   (Address of principal executive offices)                                 (Zip Code)
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Registrant's telephone number, including area code:               (310) 282-8646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01  OTHER EVENTS

Effective October 16, 2006, Astrata Group Incorporated has entered into an exclusive Letter of Intent valued at $85 Million from a Singapore based Company for the supply of Astrata's Intelligent Tracking Systems and the associated Command and control Centers. This equipment is intended to meet a Homeland Security requirement and as a result the ultimate end user will remain confidential.

The ultimate end user has requested that initial deliveries begin during the first calendar quarter of 2007 with the entire order being delivered in between twelve & eighteen months. Upon signature of the contract the Company expects to receive a significant down payment to fund the manufacturing requirements. Hardware manufacturing for this contract will be outsourced and the Company is now in discussions with a number of major sub-contract manufacturers.


ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS

(a) Financial Statements of Business Acquired.

    None

(b) Pro Forma Financial Information.

    None

(c) Exhibits.

    None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ASTRATA GROUP INCORPORATED

Dated: October 17, 2006            By:     /s/ Martin Euler
                                           -----------------------------
                                           Martin Euler
                                           President